UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 29, 2017
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1332 Londontown Blvd.,
Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

(410) 970-7800
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On November 29, 2017, GSE Systems, Inc. (the "Company") issued a press release announcing management's participation in upcoming investor conferences. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company has prepared an updated investor presentation concerning its business that it intends to post on its website, www.gses.com, as well as to use in connection with meetings with investors and other interested parties and in connection with presentations and speeches to various audiences. A copy of the updated investor presentation is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Except for historical information contained in the updated investor presentation attached as exhibit 99.2 hereto, the investor presentation contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the investor presentation regarding these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

99.1 99.2	Press Release of GSE Systems, Inc., dated November 29, 2017, announcing its participation in upcoming investor conferences Updated Investor Presentation dated November 28, 2017

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:	/s/ Daniel W. Pugh
Daniel W. Pugh
Secretary, Senior Vice President, General Counsel and Risk Management Officer

Date: November 29, 2017